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                                                                     EXHIBIT 28D


                  CERTIFICATEHOLDER'S PAYMENT DATE STATEMENT
                     First USA Bank, National Association

                         FIRST CHICAGO MASTER TRUST II
                                 Series 1995-O
                               February 12, 2001

Under the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of June 1, 1990 as amended and restated as of September 1, 1999, by and between First USA Bank, National Association,, as Seller and Servicer ("First USA"), and Norwest Bank Minnesota, National Association, as Trustee, (the "Trustee"), as amended and supplemented by the Series 1995-O Supplement dated as of June 1, 1995 by and between First USA and the Trustee, First USA, as Servicer, is required to prepare certain information for each Payment Date regarding current distributions to Class A Certificateholders and the performance of the First Chicago Master Trust II (the "Trust") during the previous period. The information which is required to be prepared with respect to the distribution on the February 15, 2001 Payment Date and with respect to the performance of the Trust during the Due Period for such Payment Date is set forth below. Certain of the information is presented on the aggregate amounts for the Trust as a whole. All capitalized terms used herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

A. Information Regarding the Current Distribution (Stated on the Basis of $1,000 Original Principal Amount)

     1.  The total amount of the distribution to Class A
         Certificateholders on the Payment Date per $1,000
         interest.                                             $           5.094

     2.  The amount of the distribution set forth in
         paragraph 1 above in respect of principal on the
         Class A Certificates, per $1,000 interest             $           0.000

     3.  The amount of the distribution set forth in
         paragraph 1 above in respect of interest on the
         Class A Certificates, per $1,000 interest             $           5.094

B. Information Regarding the Performance of the Trust

     1.  Collections of Receivables
     ------------------------------

     a.  The aggregate amount of Collections of Receivables
         processed for the Due Period with respect to the
         current Distribution Date which were allocated in
         respect of the Investor Certificates of all Series    $2,303,550,148.05

     b.  The aggregate amount of Collections of Receivables
         processed for the Due Period with respect to the
         current Distribution Date which were allocated in
         respect of the Series 1995-O Certificates             $  190,376,045.42

     c.  The aggregate amount of Collections of Receivables
         processed for the Due Period with respect to the
         current Distribution Date which were allocated in
         respect of the Class A Certificates                   $  166,579,039.56

     d.  The amount of Collections of Receivables processed
         for the Due Period with respect to the current
         Distribution Date which were allocated in respect
         of the Class A Certificates, per $1,000 interest      $         333.158

     e.  The amount of Excess Spread for the Due Period
         with respect to the current Distribution Date         $    4,881,706.77

     f.  The amount of Reallocated Principal Collections
         for the Due Period with respect to the current
         Distribution Date allocated in respect of the
         Class A Certificates                                  $            0.00

     g.  The amount of Excess Finance Charge Collections
         allocated in respect of the Series 1995-O
         Certificates, if any                                  $            0.00
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                                                                   Series 1995-O

     h.  The amount of Excess Principal Collections
         allocated in respect of the Series 1995-O
         Certificates, if any                                $             0.00

     2.  Receivables in Trust

     a.  Aggregate Principal Receivables for the Due
         Period with respect to the current Distribution
         Date (which reflects the Principal Receivables
         represented by the Exchangeable Seller's
         Certificate and by the Investor Certificates of
         all Series)                                         $14,948,586,259.11

     b.  The amount of Principal Receivables in the Trust
         represented by the Series 1995-O Certificates
         (the "Invested Amount") for the Due Period with
         respect to the current Distribution Date            $   571,428,572.00

     c.  The amount of Principal Receivables in the Trust
         represented by the Class A Certificates (the
         "Class A Invested Amount") for the Due Period
         with respect to the current Distribution Date       $   500,000,000.00

     d.  The Invested Percentage with respect to Finance
         Charge Receivables (including Interchange) and
         Defaulted Receivables for the Series 1995-O
         Certificates for the Due Period with respect to
         the current Distribution Date                                    3.823%

     e.  The Invested Percentage with respect to Principal
         Receivables for the Series 1995-O Certificates
         for the Due Period with respect to the current
         Distribution Date                                                3.823%

     f.  The Class A Floating Percentage for the Due
         Period with respect to the current Distribution
         Date                                                            87.500%

     g.  The Class A Principal Percentage for the Due
         Period with respect to the current Distribution
         Date                                                            87.500%

     h.  The Collateral Floating Percentage for the Due
         Period with respect to the current Distribution
         Date                                                            12.500%

     i.  The Collateral Principal Percentage for the Due
         Period with respect to the current Distribution
         Date                                                            12.500%

     3.  Delinquent Balances
     -----------------------

         The aggregate amount of outstanding balances in
         the Accounts which were 30 or more days delinquent
         as of the end of the Due Period for the current
         Distribution Date                                   $   710,517,966.74

     4.  Investor Default Amount
     ---------------------------

     a. The aggregate amount of all Defaulted Receivables written off as uncollectible during the Due Period with respect to the current Distribution Date allocable to the Series 1995-O Certificates (the
         "Investor Default Amount")

          1.  Investor Default Amount                        $     3,489,713.40
          2.  Recoveries                                     $       100,996.13
          3.  Net Default Receivables                        $     3,388,717.27
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                                                                   Series 1995-O

     b.  The Class A Investor Default Amount

          1.  Investor Default Amount                            $ 3,053,499.22
          2.  Recoveries                                         $    88,371.61
          3.  Net Default Receivables                            $ 2,965,127.61

     c.  The Collateral Investor Default Amount

          1.  Investor Default Amount                            $   436,214.18
          2.  Recoveries                                         $    12,624.52
          3.  Net Default Receivables                            $   423,589.66


     5.  Investor Charge-Offs
     ------------------------

     a.  The amount of the Class A Investor Charge-Offs
         per $1,000 interest after reimbursement of any
         such Class A Investor Charge-Offs for the Due
         Period with respect to the current Distribution
         Date                                                    $         0.00

     b.  The amount attributable to Class A Investor
         Charge-Offs, if any, by which the principal
         balance of the Class A Certificates exceeds the
         Class A Invested Amount as of the end of the day
         on the Record Date with respect to the current
         Distribution Date                                       $         0.00

     c.  The amount of the Collateral Charge-Offs,if any,
         for the Due Period with respect to the current
         Distribution Date                                       $         0.00

     6.  Monthly Servicing Fee
     -------------------------

     a.  The amount of the Monthly Servicing Fee payable
         from available funds by the Trust to the
         Servicer with respect to the current Distribution
         Date                                                    $   119,047.62

     b.  The amount of the Interchange Monthly Servicing
         Fee payable to the Servicer with respect to the
         current Distribution Date                               $   595,238.10

     7.  Available Cash Collateral Amount
     ------------------------------------

     a   The amount, if any, withdrawn from the Cash
         Collateral Account for the current Distribution
         Date (the "Withdrawal Amount")                          $         0.00

     b.  The amount available to be withdrawn from the Cash
         Collateral Account as of the end of the day on the
         current Distribution Date, after giving effect to
         all withdrawals, deposits and payments to be made
         on such Distribution Date (the "Available Cash
         Collateral Amount" for the next Distribution Date)      $ 5,714,286.00

     c.  The amount as computed in 7.b as a percentage of
         the Class A Invested Amount after giving effect to
         all reductions thereof on the current Distribution
         Date                                                             1.143%

     8.  Collateral Invested Amount
     ------------------------------

     a.  The Collateral Invested Amount for the current
         Distribution Date                                       $71,428,572.00

     b.  The Collateral Invested Amount after giving effect
         to all withdrawals, deposits, and payments on the
         current Distribution Date                               $71,428,572.00
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                                                                  Series  1995-O

     9.  Total Enhancement
     ---------------------

     a.  The total Enhancement for the current Distribution
         Date                                                    $77,142,858.00

     b.  The total Enhancement after giving effect to all
         withdrawals, deposits and payments on the current
         Distribution Date                                       $77,142,858.00

C.  The Pool Factor
-------------------

         The Pool Factor (which represents the ratio of the
         Class A Invested Amount on the last day of the month
         ending on the Record Date adjusted for Class A
         Investor Charge-Offs set forth in B.5.a above and
         for the distributions of principal set forth in A.2
         above to the Class A Initial Invested Amount). The
         amount of a Class A Certificateholder's pro rata
         share of the Class A Invested Amount can be
         determined by multiplying the original denomination
         of the holder's Class A Certificate by the Pool
         Factor                                                    100.00000000%

D.  Deficit Controlled Amortization Amount
------------------------------------------

     1.  The Deficit Controlled Amortization Amount for the
         preceding Due Period                                    $         0.00
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CERTIFICATEHOLDER'S PAYMENT DATE STATEMENT
Signature Page






                                   First USA Bank, National Association
                                     as Servicer



                                   By:     /s/ Tracie Klein
                                           ----------------------------
                                           TRACIE KLEIN
                                   Title:  FIRST VICE PRESIDENT